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                                                                    EXHIBIT 99.1
[LYNX LOGO]

CONTACT:
--------
LYNX THERAPEUTICS, INC.                           INVESTOR CONTACT:
Kevin P. Corcoran                                 Lippert/Heilshorn & Associates
Chief Executive Officer                           Jody Cain/Mike Pollock
510/670-9300                                      310/691-7100

For Immediate Release

                 LYNX ANNOUNCES FIRST QUARTER FINANCIAL RESULTS

   - COMPANY NOTES RECENT MOMENTUM IN COMMERCIAL SERVICES CONTRACT BUSINESS -
               - CONFERENCE CALL TO BEGIN AT 5:00 P.M. ET TODAY -

HAYWARD, CALIF. (MAY 13, 2004) - LYNX THERAPEUTICS, INC. (NASDAQ: LYNX) today reported financial results for the three months ended March 31, 2004.

Total revenues for the first quarter of 2004 were $1.3 million including technology access and service fees of $1.1 million, compared with total revenues for the comparable quarter in 2003 of $3.3 million including technology access and service fees of $3.0 million. The net loss for the 2004 first quarter was $4.2 million, or $(0.66) per share, compared with a net loss of $4.0 million, or $(0.85) per share, for the 2003 first quarter, which included a non-cash, non-operating expense of $0.8 million related to the company's pro rata share of the net loss of Axaron Bioscience AG.

"While our revenues are impacted principally by the timing and number of biological samples received from existing customers and collaborators, we are gaining momentum with our commercial services business, as evidenced by our recent announcements of three new and two extended agreements," said Kevin P. Corcoran, president and chief executive officer of Lynx Therapeutics. "Notable among these is our newly announced relationship with the National Cancer Institute to characterize DNA fragments in human cancer tumors, which marks our planned entry into the genomic DNA sequencing market. We believe that the ability of our Massively Parallel Signature Sequencing, or MPSS(TM), technology to produce very high throughput is gaining recognition in academic and commercial scientific communities, alike.

"Furthermore, we are proceeding to integrate the `cluster technology' into our MPSS(TM) process," added Mr. Corcoran. "The cluster technology is expected to streamline our process and make it less labor intensive by enabling fast and simplified preparation of biological samples for analysis. It also is expected to reduce costs as it decreases the use of reagents, a major expense in processing samples. In addition to improving our competitive position in the gene expression services market, the cluster technology is expected to support our expansion into the genomic DNA sequencing market. Integration of the cluster technology into our production process is expected to be completed around mid-year 2005. Additionally, we expect to introduce a beta version of our MPSS(TM)-based instrument in the first half of 2006 and begin full instrument sales early the following year."


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FIRST QUARTER 2004 FINANCIAL RESULTS

Operating costs and expenses were $5.4 million for the first quarter of 2004, compared with $6.1 million for the comparable period in 2003, excluding restructuring charges related to workforce reductions of $0.1 million and $0.3 million, respectively. For the 2004 first quarter, cost of services fees was $1.4 million, compared with $0.7 million for the 2003 first quarter. The increase in cost of services fees in 2004 reflects increased depreciation costs on recently deployed DNA sequencing instruments used in providing MPSS(TM) services to customers.

Research and development expenses were $2.5 million for the 2004 first quarter, compared with $3.6 million in the 2003 quarter, reflecting lower personnel expenses resulting from workforce reductions in the first quarter of each year. General and administrative expenses were $1.6 million for the first quarter of 2004, compared with $1.8 million in the prior-year quarter. Lynx reported an operating loss of $4.2 million for the 2004 first quarter, compared with an operating loss of $3.1 million for the comparable period in 2003.

As of March 31, 2004, Lynx had cash and cash equivalents of $5.6 million (including $0.5 million of restricted cash) and total current assets of $7.4 million.

COLLABORATIONS AND AGREEMENTS

Lynx is aggressively pursuing a variety of opportunities directed toward establishing MPSS(TM) as the technology of choice for comprehensive gene expression, genome structure and epigenomics analysis based on its ability to uniquely capture and sequence RNA and DNA fragments.

To date in 2004, Lynx has added the following genome structure, epigenomics and genome re-sequencing customers:

- NATIONAL CANCER INSTITUTE (NCI): to identify chromosome breakpoints in human cancer tumors.

To date in 2004, Lynx has added or extended gene expression service contracts with the following customers:

- HOWARD HUGHES MEDICAL INSTITUTE: to characterize the drosophila transcriptome, surveying tissues and developmental stages of the laboratory fruit fly.

- NATIONAL INSTITUTE OF ENVIRONMENTAL AND HEALTH SCIENCES: to analyze liver and blood samples from rats treated with various doses of acetaminophen to study the drug's toxic effects and to identify new markers for toxicity.

- LUDWIG INSTITUTE FOR CANCER RESEARCH: extension of a 2002 agreement on the characterization of gene expression in cancer.

- NATIONAL INSTITUTES OF HEALTH: to build a reference transcriptome database to assist the biomedical research community's efforts in determining the function of genes associated with disease.

- NATIONAL INSTITUTE ON AGING: to study the molecular and cellular events in stem cell proliferation and differentiation.

CONFERENCE CALL

Related to this announcement, Lynx will host a conference call on Thursday, May 13, 2004 at 2:00 p.m. PT/5:00 p.m. ET. To participate in this call, dial: (877) 815-7177 (U.S./Canada) or

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(706) 679-0753 (International) shortly before 2:00 p.m. PT/5:00 p.m. ET. A replay of the call will also be available until midnight, Thursday, May 22, 2004. To access the replay, dial: (800) 642-1687 (U.S./Canada) or (706) 645-9291
(International), followed by the conference ID number 7298460. The conference call and replay are open to all interested parties.

A Webcast of the conference call will be available live and for 14 days following the call at www.lynxgen.com.

ABOUT LYNX

Lynx Therapeutics is a leader in the development and application of novel genomics analysis solutions. Lynx's MPSS(TM) instruments analyze millions of DNA molecules in parallel, enabling genome structure characterization at an unprecedented level of resolution. As applied to gene expression analysis, MPSS(TM) provides comprehensive and quantitative digital information important to modern systems biology research in the pharmaceutical, biotechnology and agricultural industries. For more information, visit Lynx's Web site at www.lynxgen.com.

This press release contains "forward-looking" statements, including statements related to the potential success under existing customer, collaboration and license arrangements, the expansion and success of Lynx's commercial applications of its genomics technologies and financial guidance, including estimated future revenues. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "feels," "anticipates," "plans," "predicts," "expects," "estimates," "intends," "will," "continue," "may," "should" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Lynx to differ materially from those indicated by these forward-looking statements, including, among others, risks detailed from time to time in Lynx's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and its Annual Report on Form 10-K for the year ended December 31, 2003, as amended. Lynx does not undertake any obligation to update forward-looking statements.

                               [Tables to follow]

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                                  [LYNX LOGO]
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                            Three months ended
                                                                March 31,
                                                           --------------------
                                                             2004        2003
                                                           -------      -------
                                                         (unaudited)  (unaudited)
Net revenues:
Technology access and service fees and other               $ 1,341      $ 3,264
                                                           -------      -------
Total revenues                                               1,341        3,264

Operating costs and expenses:
Cost of service fee revenues and other                       1,350          724
Research and development                                     2,463        3,565
General and administrative                                   1,587        1,785
Restructuring charge for workforce reduction                   102          292
                                                           -------      -------
Total operating costs and expenses                           5,502        6,366
                                                           -------      -------
Loss from operations                                        (4,161)      (3,102)
Equity share of income (loss) of related party                  --         (825)
Other income (expense), net                                    (60)         (44)
Income tax provision (benefit)                                  --            1
                                                           -------      -------
Net loss                                                   $(4,221)     $(3,972)
                                                           =======      =======
Basic and diluted net loss per share                       $ (0.66)     $ (0.85)

Shares used in computation of loss per share                 6,399        4,652


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                          March 31,    December 31,
                                                             2004         2003(a)
                                                           -------       -------
                                                         (unaudited)
Assets
Cash and cash equivalents                                  $ 5,649       $ 5,609
Accounts receivable                                            338           402
Other current assets                                         1,436         1,626
                                                           -------       -------
Total current assets                                         7,423         7,637
Property and equipment, net                                 10,053        10,987
Other assets                                                   172           172
                                                           -------       -------
Total assets                                               $17,648       $18,796
                                                           -------       -------
Liabilities and Stockholders' Equity

Current liabilities                                        $ 2,075       $ 2,826
Deferred revenue - current                                     759           759
                                                           -------       -------
Total current liabilities                                    2,834         3,585
Deferred revenue - noncurrent                                4,222         4,213
Noncurrent liabilities                                         921           932
Stockholders' equity                                         9,671        10,066
                                                           -------       -------
Total liabilities and stockholders' equity                 $17,648       $18,796
                                                           =======       =======

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(a)  The balance sheet amounts as of December 31, 2003 have been derived from audited financial statements at that date but do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.